UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2006

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

Representatives of SIRVA, Inc. (“SIRVA”) are scheduled to discuss the terms and conditions of a proposed amendment to SIRVA’s outstanding senior secured credit facility (the “Credit Facility”) with the current lenders under the Credit Facility on Monday, September 25, 2006, during a conference call scheduled for 3:00 p.m. Eastern time. A copy of a summary of the terms and conditions of the amendment to be provided to the lenders for this call is attached hereto as Exhibit 99.1 and incorporated by reference herein. There can be no assurance that the amendment will be completed on the terms described in Exhibit 99.1, or at all.

The information in the preceding paragraph, as well as in Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01               Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Not applicable.

(b)          Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)          Exhibits

99.1	Summary of terms and conditions of proposed amendment to Credit Facility as presented to the current lenders on September 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: September 25, 2006

	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel &
Secretary

Exhibit Index

Exhibit	Description

99.1	Summary of terms and conditions of proposed amendment to Credit Facility as presented to the current lenders on September 25, 2006.